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Exhibit 10.5.7

Restricted Stock Award Description dated November 25, 2001
Restricted Stock Award Description dated January 2, 2002
Amendment to Restricted Stock Award Description, dated November 7, 2003

Stock Incentive Plan
Restricted Stock Award Approval Date: November 25, 2001

Joseph Saunders

Award Description

Stock Incentive Plan Restricted Shares:	450,000
Fair Market Value per Share on November 25, 2001:	$3.270
Total Fair Market Value on November 25, 2001:	$1,471,500.00

Restricted Stock Provisions

GENERAL PROVISIONS:

The Restricted Stock will be deposited in an account at EquiServe and will be subject to vesting and forfeiture restrictions. You will have the right to vote and receive dividend payments (if any) on all Restricted Stock in your account.

VESTING PROVISIONS:

One-third of the Restricted Stock Grant will vest per year over a 3 year period from November 25, 2001 provided you remain employed by the company throughout the 3 year period. The Restricted Stock shall fully vest, and all restrictions shall lapse, upon the occurrence of an "Acceleration Event" as that term is defined in your Employment Agreement dated November 25, 2001.

STOCK DISTRIBUTION:

The Restricted Stock will be released to you at the completion of the restriction period noted above.

TAXATION ON RESTRICTED SHARES:

Applicable taxes associated with the shares of Restricted Stock will be due as these shares vest and are released to you.

Stock Incentive Plan
Restricted Stock Award Approval Date: January 2, 2002

Joseph Saunders

Award Description

Stock Incentive Plan Restricted Shares:	50,000
Fair Market Value per Share on January 2, 2002:	$3.535
Total Fair Market Value on January 2, 2002:	$176,750.00

Restricted Stock Provisions

GENERAL PROVISIONS:

The Restricted Stock will be deposited in an account at EquiServe and will be subject to vesting and forfeiture restrictions. You will have the right to vote and receive dividend payments (if any) on all Restricted Stock in your account.

VESTING PROVISIONS:

One-third of the Restricted Stock Grant will vest per year over a 3 year period from November 25, 2001 provided you remain employed by the company throughout the 3 year period. The Restricted Stock shall fully vest, and all restrictions shall lapse, upon the occurrence of an "Acceleration Event" as that term is defined in your Employment Agreement dated November 25, 2001.

STOCK DISTRIBUTION:

The Restricted Stock will be released to you at the completion of the restriction period noted above.

TAXATION ON RESTRICTED SHARES:

Applicable taxes associated with the shares of Restricted Stock will be due as these shares vest and are released to you.

AMENDMENT TO RESTRICTED STOCK AWARD DESCRIPTION

        The award descriptions evidencing the restricted stock grants to you (the "Grant Agreements"), dated as of November 25, 2001 and January 2, 2002, by Providian Financial Corporation, a Delaware corporation (the "Company"), are hereby amended as set forth below effective as of November 7, 2003. All capitalized terms used but not defined in this amendment (the "Amendment") shall have the meanings set forth in the employment agreement dated as of November 25, 2001 between the Company and you.

        1.     Notwithstanding any provision in any Grant Agreement to the contrary, the shares of restricted stock granted to you pursuant to the Grant Agreements that are scheduled to vest on November 25, 2003 (the "2003 Restricted Stock") shall not vest on such date and shall instead vest on November 25, 2004; provided, that, prior to November 1, 2004, you shall have the right to elect to delay the vesting of all shares of restricted stock held by you that are then scheduled to vest on November 25, 2004 (comprising the 2003 Restricted Stock, plus the shares that were originally scheduled to vest on November 25, 2004 under the Grant Agreements, plus the New Grant—all collectively referred to herein as the "Restricted Stock") until June 30, 2005. In the event that you timely elect to delay the vesting of the Restricted Stock until June 30, 2005, then promptly following receipt of your election the Company shall amend the applicable restricted stock award descriptions to reflect the delay and shall grant to you 20,000 shares of restricted stock (the "Additional New Grant"). The Additional New Grant shall vest on June 30, 2005, subject to your continued employment with the Company. The Additional New Grant shall be subject to such terms and conditions set forth in the award description evidencing the grant of the Additional New Grant to you to the extent not inconsistent herewith. Notwithstanding the foregoing, in the event that your employment is terminated by the Company without Cause, by you for Good Reason or by reason of your death or Disability, any Restricted Stock that you hold as of the date of such termination of employment shall vest in full.

        2.     In consideration for entering into this Amendment, the Company shall grant to you 20,000 shares of restricted stock on November 7, 2003 (the "New Grant"). The New Grant shall vest on November 25, 2004, subject to your continued employment with the Company. The New Grant shall be subject to such terms and conditions set forth in the award description evidencing the grant of the New Grant to you to the extent not inconsistent herewith.

        3.     All the other existing terms of the Grant Agreements shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its duly authorized officer and you have executed and delivered this Amendment.

PROVIDIAN FINANCIAL CORPORATION
/s/ RICHARD A. LEWEKE By: Richard A. Leweke Title:
/s/ JOSEPH W. SAUNDERS By: Joseph W. Saunders Title:

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  Exhibit 10.5.7
Restricted Stock Award Description dated November 25, 2001 Restricted Stock Award Description dated January 2, 2002 Amendment to Restricted Stock Award Description, dated November 7, 2003
AMENDMENT TO RESTRICTED STOCK AWARD DESCRIPTION